SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.
                                  20549


                                 Form 8-K



          Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 1996



               Registrant;
Commission     State of Incorporation          IRS Employer
File No.       Address and Telephone No.     Identification No.


1-9760         Atlantic Energy, Inc.              22-2871471
               (New Jersey)
               6801 Black Horse Pike
               Egg Harbor Township, NJ 08234
               (609) 645-4500



1-3559         Atlantic City Electric Company     21-0398280
               (New Jersey)
               6801 Black Horse Pike
               Egg Harbor Township, NJ 08234
               (609) 645-4100

Item 5.   Other Events.

     The following information updates certain matters previously reported under Part I, Item 1 - Business of the Annual Report on Form 10-K for 1995, under Part I - Note 3 and Part II, Item 5 - Other Information of the Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, under Part I - Note 2 and Management's Discussion and Analysis of Financial Conditions and Results of Operations of the Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, and under Item 5 - Other Events in the Current Reports on Form 8-K dated May 29, 1996, June 26, 1996 and July 25, 1996 of Atlantic Energy, Inc. and Atlantic City Electric Company (ACE).

     On October 22, 1996, ACE, the New Jersey Division of the Ratepayer Advocate (Ratepayer Advocate) and the Staff of the New Jersey Board of Public Utilities (BPU Staff)(collectively the parties) signed three contemporaneous stipulations of settlement concerning the New Jersey Board of Public Utilities' (BPU) investigation into the continuing outage of the Salem Nuclear Generating Station, the generic proceeding regarding recovery of capacity costs associated with electric utility power purchases from cogenerators and other power purchasers and a 1994 Salem Nuclear Generating Station outage.

Salem Nuclear Generating Station (Salem Station)

     On October 22, 1996, ACE, the Ratepayer Advocate and the Staff of the BPU submitted a settlement to the BPU for its consideration as a full and complete resolution of all issues raised by the BPU's Orders dated March 14, 1996, June 26, 1996 and August 29, 1996 concerning the outage at Salem Units 1 and 2, which commenced on May 16 and June 7, 1995, respectively. The terms of the settlement are as follows:

     i) ACE will provide credits to customers totaling $12 million during the months of January and February, 1997 based upon customer usage between January 1, 1996 through October 31, 1996. Such amounts, net of previously accrued costs, will be charged against 1996 income.

     ii) For purposes of the stipulation, the parties agree that the scheduled return-to-service date for Salem Unit 1 is June 30, 1997 and the scheduled return-to-service date for Salem Unit 2 is December 31, 1996. ACE's replacement power costs for the current outage for each unit, up to the scheduled return-to-service dates, will be recoverable in rates in ACE's next annual Levelized Energy Clause (LEC) proceeding. In stipulating the 1996/1997 provisional LEC rates, these replacement power costs were estimated at $27.8 million and will continue to be deferred until ACE's next LEC proceeding. Replacement power costs incurred after the scheduled return-to-service dates as a result of the failure of either unit to meet its respective scheduled return-to-service date, will not be recoverable in rates. Such replacement power costs are approximately $700 thousand per month per unit.

     iii) The $12 million credit and ACE's agreement to bear subsequent replacement power costs described above resolve all issues regarding the current outages at Salem Units 1 and 2 through the scheduled return-to-service dates and obviate the need for any further action with regard to used and useful issues. All parties have reserved the right to take any position with respect to used and useful issues should either unit experience an extended outage subsequent to their actual return to service from the current outages.

     iv) If the currently pending litigation between ACE and station operator, Public Service Electric & Gas Company (PS) results in a recovery of damages related to the outage through the scheduled return-to-service dates, the first $8 million of ACE's net recovery (the gross amount of recovery less all litigation expenses) shall not be subject to any claim on behalf of ACE's customers. Any claim in excess of $8 million may be addressed in subsequent proceedings. Any recovery of damages related to the outage subsequent to the return dates shall not be subject to a claim on behalf of ACE's customers because replacement power costs after the return dates will not be borne by ACE's customers.

     v) The performance of Salem Units 1 and 2 shall not be included in the calculation of any penalty under the BPU's nuclear performance standards for the period each unit was taken out of service to each unit's respective scheduled return-to-service date. The parties have also agreed, that for the years 1995 and 1996, there will be no penalty or reward under the BPU nuclear performance standard. Furthermore, to the extent replacement power costs are not recoverable pursuant to the agreement, the performance of the unit causing such costs to be incurred will not be included in the calculation of any penalty under the nuclear performance standards since the risk of nuclear operation and performance will reside with ACE. ACE reported a nuclear performance penalty of $845 thousand, net-of-tax, in 1995 and has accrued $1.9 million, net-of-tax, through September 30, 1996. Such amounts would be offset against the 1996 settlement amount discussed above.

Other Matters

     On September 16, 1994, the BPU issued an Order supporting the investigation of the double recovery of capacity costs from nonutility generation projects. The Ratepayer Advocate alleged that ACE, along with other New Jersey electric utility companies, were recovering cogeneration capacity costs concurrently in base rates and LEC rates. The Ratepayer Advocate's testimony claimed that ACE's overrecovery of capacity costs for the four-year period June 1991 through May 1995 was $38.3 million. ACE presented testimony disputing the Ratepayer Advocate's claimed overrecovery.

     ACE and other New Jersey electric utilities have entered into separate stipulations of settlement with respect to this matter. ACE's stipulation of settlement specifies that ACE will provide credits through customer bills totaling $1.0 million during the months of January and February, 1997 based on customers usage between January 1, 1996 and October 31, 1996.
All issues raised by the Board's Order of September 16, 1994 with regard to alleged overrecovery of non-utility capacity costs, shall be deemed closed and resolved.


     On March 29, 1996, ACE filed with the BPU a petition requesting a $49.7 million increase in annual LEC revenues effective June 1, 1996. Under a stipulation dated July 12, 1996, ACE implemented provisional rates resulting in an increase of annual LEC revenues of $27.6 million effective July 17, 1996 while agreeing to defer an amount equal to replacement power costs associated with a 1994 Salem Station outage. In consideration of each of the other settlements reached, all issues with regard to the 1994 Salem outage are closed and resolved. The amount deferred, $1.74 million, shall be fully recoverable through ACE's next LEC proceeding.

     The incremental effect of these settlements will reduce 1996 net income by $5.7 million or $.11 per share of Atlantic Energy common stock and will be charged against 3rd quarter 1996 financial results

     Each of the stipulations shall become effective upon issuance of the Board's written order, which would follow after public hearings on the matter.


               *********************************

                          SIGNATURE

            Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          Atlantic Energy, Inc.
                      Atlantic City Electric Company
                               (Registrant)

                     By:    /s/ L. M. Walters
                                L. M. Walters
                    Treasurer of Atlantic Energy, Inc.
           Vice President, Treasurer and Assistant Secretary of
                      Atlantic City Electric Company



Date: October 23, 1996